EXHIBIT 99.4

Answers to Frequently Asked Questions – TransForce Acquisition of Dynamex Inc.

1. Who is TransForce Inc.?

TransForce Inc. (www.transforce.ca) is the leader in Canada’s transportation and logistics industry. Headquartered in Montreal, Canada, TransForce creates value for shareholders through managing and investing in a growing network of wholly-owned, operating subsidiaries. TransForce provides a comprehensive and unique combination of capabilities, resources and geographical coverage in both domestic and trans-border markets.

TransForce operates in four diversified and well-defined segments of the transportation and logistics industry throughout North America, namely:

•	Less-Than-Truckload;
•	Package and Courier;

•	Specialized Services, which includes energy related services, waste management, logistics, fleet management & personnel services; and
•      Truckload, specialized truckload and dedicated services.

Over the years, TransForce has successfully established its presence and has been growing in the United States.

TransForce Inc. shares are listed on the Toronto Stock Exchange under the symbol TFI.

2. What are the benefits to Dynamex, its employees and customers from the transaction?

TransForce’s growth strategy is to acquire well-managed companies that are leaders in their market and effectively oversee their performance. The merger will allow for greater stability, focus and flexibility for Dynamex to achieve its strategic goals and growth. Dynamex will benefit from TransForce’s experience, support and synergies by interacting with other companies of the group, increasing its geographic reach, and by allowing it to provide complementary services, and improve its market penetration.

3. What is the transaction and what effect will it have on Dynamex?

Pursuant to the terms and subject to the conditions set forth in the merger agreement, TransForce Acquisition Corp, an indirect subsidiary of TransForce Inc. will acquire all of the outstanding shares of Dynamex Inc. Dynamex will no longer be a publicly held corporation.

4. When do you expect the transaction to be completed?

Dynamex and TransForce are working towards completing the transaction as soon as possible.  Assuming approval by Dynamex’s stockholders, regulatory approvals and timely satisfaction of the closing conditions, it is anticipated that the transaction be completed in the first calendar quarter of 2011.

5. How certain is the closing of the transaction?

The transaction is subject to approval by Dynamex’s stockholders, the receipt of certain regulatory approvals and the satisfaction of other customary conditions.

6. What happens if the transaction is not completed?

If the transaction is not completed for any reason, Dynamex will remain an independent public company and its common stock will continue to be listed and traded on the NASDAQ and registered under the Securities Exchange Act of 1934, as amended. No stockholder will be entitled to receive the consideration described in the merger agreement for his or her Dynamex common stock, restricted stock, performance units or stock options if the transaction is not completed.

7. How will the transaction affect these securities: common stock, restricted stock and/or performance stock units?

At the effective time of the transaction and pursuant to the terms of the merger agreement, each share of Dynamex common stock (including shares of restricted stock, which vest automatically in connection with the merger, and shares of common stock issued in respect of performance stock units) issued and outstanding immediately prior to the effective time of the transaction (other than shares held by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive

$25.00 in cash, without interest, less any applicable withholding taxes.

8. What will happen to my Dynamex stock options in the transaction?

Each outstanding Dynamex stock option (whether vested or unvested) will be converted into the right to receive a cash payment equal to the excess, if any, of $25.00 over the exercise price of such option, without interest, less any applicable withholding taxes.

9. What should employees expect until the closing of the transaction?

It is anticipated that the transaction be completed in the first calendar quarter of 2011. Between now and the change of ownership, it will be “business as usual” at Dynamex and there should be no changes in the Employees’ daily activities. Dynamex will be operating in the ordinary course of business in accordance with the terms of the merger agreement.  Please note that until the closing of the transaction, TransForce and Dynamex will remain independent companies and will continue to operate independently.

10. Will I become a TransForce employee?

No. Employees will remain as Dynamex employees, a wholly-owned subsidiary of TransForce.

11. Will there be changes in management?

TransForce is not currently planning any specific changes in the Dynamex management team following the acquisition.

12. What will happen to my employee benefits, compensation and 401(k) as a result of the transaction?

Changes to benefits, if any, will be undertaken in compliance with legal and contractual obligations. Dynamex is not planning any specific changes to employees’ salary or benefits following the change in ownership.

13. TransForce being a Canadian company, will the transaction affect my work location?

The change in ownership will not affect the location of work of the Dynamex Employees who will remain in their current work locations.

14. What about the Employees tenure with respect to vacation after the change in  ownership?

Each Employee’s tenure with Dynamex prior to the transaction will be counted in determining their respective vacation entitlement following the change of ownership.

15. As an employee can I discuss the transaction with Dynamex’s customers and vendors?

Only authorized officers of Dynamex should speak with customers and vendors regarding the specific terms of the transaction. If a customer or vendor asks about the transaction, you may point them to the Dynamex and Securities and Exchange Commission websites so that they can read the press release and obtain additional information about the transaction.  If you are asked for any more specific information, please refer the customer or vendor to James Welch, Ray Schmitz, Maynard Skarka, Jason Bergman, Walt Smith or Connie Johnston.

16. Where can I get more information about the change of ownership?

Dynamex management will communicate directly with Dynamex employees – either verbally, in group meetings and/or through Dynamex website to answer all your questions.

17. Will Dynamex’s name continue to be used?

Yes. As you know, the Dynamex brand is well-known and highly regarded throughout the transportation industry. TransForce understands the brand-equity Dynamex has worked hard to build and there are no plans to change its name.

18. What other transportation companies does TransForce own? Will there be any integration with any other subsidiaries?

TransForce owns a multiple number of companies in the package and courier services, including:

·	ATS Retail Solutions
·	Canpar
·	Information Communications Services (ICS) Inc.

Dynamex will operate as a new independent subsidiary within the Package and Courier segment of TransForce and will strengthen this segment by adding same-day delivery services, a segment not generally offered by TransForce.

19. Given today’s market condition, why was this an opportune time to go forward with this transaction?

Dynamex has been incurring the costs but has not realized the benefits normally associated with being a public company. Dynamex stock price has been under pressure over the last two years and the $25.00 per share price is a premium of 64% over the closing price on September 30, 2010 (the last trading day prior to the public announcement that Dynamex was being sold). Dynamex’s Board determined that this transaction was in the best interest of its stockholders.

20. Will the Dynamex’s organizational structure change?

There are no changes anticipated at this time as an immediate result of the transaction with TransForce.

21. As an employee, what should I say if asked about the announcement?

Dynamex employees should not comment to the news media other than to assure people that they shouldn’t see any change in immediate day-to-day operations of Dynamex. If you are asked for any more specific information, please refer the inquiry to James Welch, Ray Schmitz or Maynard Skarka.

22. Will the Board consider any other offers?

Dynamex may, at any time, subject to the terms of the merger agreement, respond to unsolicited proposals.

23. What happened to the merger agreement with affiliates of Greenbriar Equity Group LLC?

Concurrently with the execution of the merger agreement with TransForce, Dynamex terminated the merger agreement that it had entered into with affiliates of Greenbriar Equity Group LLC.